Exhibit 99.1

Aethlon Medical Announces Fiscal Second Quarter Financial Results and Provides Corporate Update

Conference Call to be Held Today at 4:30 p.m. ET

SAN DIEGO, November 14, 2023 -- Aethlon Medical, Inc. (Nasdaq: AEMD), a medical therapeutic company focused on developing products to treat cancer and life threatening infectious diseases, today reported financial results for its fiscal second quarter ended September 30, 2023 and provided an update on recent developments.

Company Updates

Aethlon Medical is continuing the research and clinical development of its Hemopurifier®, a therapeutic blood filtration system that can bind to and remove harmful exosomes and life-threatening viruses from blood. These qualities of the Hemopurifier have potential applications in oncology, where cancer associated exosomes may promote immune suppression and metastasis, and in life-threatening infectious diseases. Aethlon also recently announced that it is investigating the use of the Hemopurifier in the organ transplant setting, initially focusing on the potential removal of harmful viruses and exosomes from recovered kidneys.

In October, Aethlon received clearance from the Drug Controller General of India (DCGI), the central drug authority in India, to conduct a phase 1 safety, feasibility and dose-finding trial of the company's Hemopurifier in patients with solid tumors who have stable or progressive disease during anti-PD-1 monotherapy treatment, such as Keytruda® or Opdivo®. The trial is expected to begin following completion of an internal in vitro binding study of relevant targets, and subsequent approval by the respective Ethics Boards of interested sites in India.

Aethlon announced yesterday that, effective as of November 7, 2023, James B. Frakes, M.B.A., Chief Financial Officer of the company, was appointed as Interim Chief Executive Officer, replacing Charles J. Fisher, Jr. M.D., and also was appointed as a member of the company’s Board of Directors. Mr. Frakes also will remain as Chief Financial Officer of the company. Also effective as of November 7, 2023, Guy F. Cipriani, formerly Chief Business Officer of the company, was appointed as the Company's Chief Operating Officer and resigned from the company's Board of Directors

“On behalf of everyone at Aethlon Medical, we would like to thank Dr. Fisher for his service to the company as our CEO and as a member of our Board of Directors,” stated Mr. Frakes.“ I am grateful for our Board’s confidence in me. I am deeply committed to Aethlon’s shareholders and employees, and plan to work tirelessly to help the company succeed. I look forward to continuing the development of the Hemopurifier, and initiating a potential Phase 1 trial in oncology in both India and Australia, an area where we see great promise and ongoing emphasis.”

We previously reported a disruption in our Hemopurifier supply and that our intended transition to a new supplier for galanthus nivalis agglutinin, or GNA, a component of our Hemopurifier, was delayed as we work with the FDA for approval of our supplement to our IDE, which is required to make this manufacturing change. We are continuing to work with the FDA to qualify this second supplier of our GNA, but are in the process of completing final testing to begin manufacturing Hemopurifiers at our new manufacturing facility in San Diego for use in U.S. clinical trials, using GNA from our original GNA supplier. The company has a sufficient supply of Hemopurifiers for use in our planned oncology trial in Australia and India.

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Financial Results for the Second Quarter Ended June 30, 2023

As of September 30, 2023, Aethlon Medical had a cash balance of approximately $10.2 million.

Consolidated operating expenses for the three months ended September 30, 2023 were approximately $3.2 million, compared to $3.7 million for the three months ended September 30, 2022. This decrease of approximately $500,000, or 13.4%, in the 2023 period was due to decreases in general and administrative expenses of approximately $700,000, offset by increases in professional fees of approximately $129,000, and an increase in our payroll and related expenses of $78,000.

The $700,000 decrease in general and administrative expenses was primarily due to the combination of a $377,000 decrease in clinical trial expenses associated with the closed COVID trial, a $261,000 decrease in the purchase of raw materials for research and development testing for use in the Hemopurifier, a $140,000 decrease in subcontract expenses associated with previous government contracts and a $64,000 decrease in rent related to previously rented mobile cleanroom. Those decreases were partially offset by an increase $85,000 related to the company’s Australian subsidiary’s activities and a $39,000 increase in depreciation related to leasehold improvements and new equipment for the company’s manufacturing and lab facilities.

The $129,000 increase in professional fees was due to an increase of $72,000 in accounting fees associated with audit and compliance services, a $56,000 increase in recruiting expense, a $54,000 increase in contract labor associated with pre-clinical and other research and development services, a $38,000 increase relating to services for the company’s Australian subsidiary and an increase of $11,000 in director fees associated with adding a new member to the company’s Board of Directors. These increases were partially offset by a decrease of $52,000 in general corporate legal fees and $63,000 in scientific consulting associated with completed studies.

The $78,000 increase in payroll expense was due to $135,000 in salary expense related to an increase in headcount, which was partially offset by a $56,000 decrease in stock-based compensation related to employee stock option grants.

As a result of the changes in revenues and expenses noted above, the company’s net loss decreased from $3.8 million in the three months ended September 30, 2022, to $3.0 million in the three months ended September 30, 2023.

The condensed consolidated balance sheet for September 30, 2023, and the condensed consolidated statements of operations for the three and six month periods ended September 30, 2023 and 2022 follow at the end of this release.

Conference Call

Aethlon Medical will hold a conference call today, Tuesday, November 14, 2023, at 4:30 p.m. ET to review its financial results for its second quarter ended September 30, 2023 and recent corporate developments. Interested parties can register for the conference by navigating to https://dpregister.com/sreg/10184181/fafb1d3fee. Please note that registered participants will receive their dial-in number upon registration.

Interested parties without internet access or who are unable to pre-register, may dial in as follows:

Participant Dial In (Toll Free): 1-844-836-8741
Participant International Dial In: 1-412-317-5442

All callers should ask for the Aethlon Medical, Inc. conference call.

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A replay of the call will be available approximately one hour after the end of the call through December 14, 2023. The replay can be accessed via Aethlon Medical's website or by dialing 1-877-344-7529 (domestic) or 1-412-317-0088 (international) or Canada toll free at 1-855-669-9658. The replay conference ID number is 2507359.

About Aethlon and the Hemopurifier®

Aethlon Medical is a medical therapeutic company focused on developing the Hemopurifier, a clinical stage immunotherapeutic device which is designed to combat cancer and life-threatening viral infections and for use in organ transplantation. In human studies, the Hemopurifier has demonstrated the removal of life-threatening viruses and harmful exosomes from blood utilizing its proprietary lectin-based technology. This action has potential applications in cancer, where exosomes may promote immune suppression and metastasis, and in life-threatening infectious diseases. The Hemopurifier is a U.S. Food and Drug Administration (FDA) designated Breakthrough Device indicated for the treatment of individuals with advanced or metastatic cancer who are either unresponsive to or intolerant of standard of care therapy, and with cancer types in which exosomes have been shown to participate in the development or severity of the disease. The Hemopurifier also holds an FDA Breakthrough Device designation and an open Investigational Device Exemption (IDE) application related to the treatment of life-threatening viruses that are not addressed with approved therapies.

Additional information can be found at www.AethlonMedical.com.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 that involve risks and uncertainties. Statements containing words such as "may," "believe," "anticipate," "expect," "intend," "plan," "project," "will," "projections," "estimate," "potentially" or similar expressions constitute forward-looking statements. Such forward-looking statements are subject to significant risks and uncertainties and actual results may differ materially from the results anticipated in the forward-looking statements. These forward-looking statements are based upon Aethlon's current expectations and involve assumptions that may never materialize or may prove to be incorrect. Factors that may contribute to such differences include, without limitation, the Company's ability to successfully complete development of the Hemopurifier and to successfully demonstrate the utility of the Hemopurifier in cancer and infectious diseases and in the transplant setting; the Company’s ability to initiate its oncology clinical trials in India and Australia; the Company’s ability to manage and successfully complete its clinical trials, if initiated; the Company’s ability to raise additional capital and to maintain its Nasdaq listing; the Company’s ability to successfully manufacture the Hemopurifier in sufficient quantities for its clinical trials, and other potential risks. The foregoing list of risks and uncertainties is illustrative, but is not exhaustive. Additional factors that could cause results to differ materially from those anticipated in forward-looking statements can be found under the caption "Risk Factors" in the Company's Annual Report on Form 10-K for the year ended March 31, 2023, and in the Company's other filings with the Securities and Exchange Commission, including its quarterly Reports on Form 10-Q. All forward-looking statements contained in this press release speak only as of the date on which they were made. Except as may be required by law, the Company does not intend, nor does it undertake any duty, to update this information to reflect future events or circumstances.

Company Contact:
Jim Frakes
Interim Chief Executive Officer and Chief Financial Officer
Aethlon Medical, Inc.
Jfrakes@aethlonmedical.com

Investor Contact:
Susan Noonan
S.A. Noonan Communications, LLC
susan@sanoonan.com
917-513-5303

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AETHLON MEDICAL, INC. AND SUBSIDIARY

Condensed Consolidated Balance Sheets

	September 30, 2023	March 31, 2023
	(unaudited)
ASSETS
CURRENT ASSETS
Cash	$10,175,920	$14,532,943
Prepaid expenses	311,397	557,623

TOTAL CURRENT ASSETS	10,487,317	15,090,566

Property and equipment, net	1,199,681	1,144,004
Right-of-use lease asset	1,019,145	1,151,909
Patents, net	1,375	1,650
Restricted cash	87,506	87,506
Deposits	33,305	33,305

TOTAL ASSETS	$12,828,329	$17,508,940

LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES
Accounts payable	$684,942	$432,890
Due to related parties	249,781	214,221
Lease liability, current portion	279,737	269,386
Other current liabilities	496,074	588,592

TOTAL CURRENT LIABILITIES	1,710,534	1,505,089

Lease liability, less current portion	798,451	939,642

TOTAL LIABILITIES	2,508,985	2,444,731

COMMITMENTS AND CONTINGENCIES

EQUITY

Common stock, par value of $0.001, 60,000,000 shares authorized; 2,492,908 and 2,299,259 issued and outstanding	2,493	2,299
Additional-paid in capital	159,001,611	157,426,606
Accumulated other comprehensive loss	(9,570)	(6,141)
Accumulated deficit	(148,675,190)	(142,358,555)

TOTAL STOCKHOLDERS' EQUITY	10,319,344	15,064,209

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$12,828,329	$17,508,940

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AETHLON MEDICAL, INC. AND SUBSIDIARY

Consolidated Statements of Operations

For the three and six month periods ended September 30, 2023 and 2022

	Three Months	Three Months	Six Months	Six Months
	Ended 9/30/23	Ended 9/30/22	Ended 9/30/23	Ended 9/30/22

Government contract revenue	$–	$–	$–	$–

OPERATING COSTS AND EXPENSES
Professional fees	1,133,111	1,003,870	2,109,749	1,847,899
Payroll and related	1,191,426	1,112,955	2,314,665	2,142,641
General and administrative	850,809	1,548,484	2,159,092	2,582,505
Total operating expenses	3,175,346	3,665,309	6,583,506	6,573,045

OPERATING LOSS	(3,175,346)	(3,665,309)	(6,583,506)	(6,573,045)

OTHER EXPENSE (INCOME)
Loss on dissolution of subsidiary	–	142,121	–	142,121
Interest and Other Income	(140,890)	–	(266,871)	–

NET LOSS	$(3,034,456)	$(3,807,430)	$(6,316,635)	$(6,715,166)

OTHER COMPREHENSIVE LOSS	(2,435)	–	(3,429)	–

COMPREHENSIVE LOSS	$(3,036,891)	$(3,807,430)	$(6,320,064)	$(6,715,166)

Basic and diluted net loss available to common stockholders per share	$(1.22)	$(1.84)	$(2.57)	$(3.70)

Basic and diluted weighted average number of common shares outstanding	2,483,649	2,074,500	2,457,711	1,813,018

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